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NOTICE OF GUARANTEED DELIVERY
To Tender Shares of Common Stock
(and the Associated Preferred Share Purchase Rights)
of
Information Resources, Inc.
Pursuant to the Offer to Purchase
dated July 14, 2003
of
Gingko Acquisition Corp.,
a wholly owned subsidiary of
Gingko Corporation,
a company formed by
Symphony Technology II-A, L.P.
and affiliates of
Tennenbaum & Co., LLC

        This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share, of Information Resources, Inc. (and the associated preferred share purchase rights) and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, facsimile transmission, telex or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:
LASALLE BANK NATIONAL ASSOCIATION

By Mail:	By Overnight Courier:	By Hand:
LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	LaSalle Bank National Association Shareholder Services, Room 1811 135 South LaSalle Street Chicago, IL 60603	The Bank of New York Ground Level — Corporate Trust Window 101 Barclay Street New York, NY 10286
By Facsimile: (For Eligible Institutions Only) (312) 904-2236
Confirm Facsimile by Telephone: (By Telephone Only) (312) 904-2458

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐
CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

Ladies and Gentlemen:

        The undersigned hereby tenders to Gingko Acquisition Corp. (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Gingko Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 14, 2003 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, ________________ shares of common stock, par value $0.01 per share, (the "Common Stock") of Information Resources, Inc., a Delaware corporation (the "Company"), and the associated preferred share purchase rights (the "Rights", and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, as amended and restated as of October 27, 1997, and as further amended as of June 29, 2003, between the Company and Harris Trust and Savings Bank as Rights Agent (the "Rights Agreement"), pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)

If delivery will be by book-entry transfer:

Name of Tendering Institution

Account Number

SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

(Zip Code)

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the Shares to be tendered or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

        (Name of Firm)

        (Address)

        (Zip Code)

        (Authorized Signature)

        (Name)

        (Area Code and Telephone Number)

Dated:                         , 20    .

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GUARANTEE (Not to be used for signature guarantee)